ASSET ALLOCATION

Name of the Underwriters

J.P. Morgan Securities,
 Salomon Smith Barney,
 Goldman, Sachs & Co.

Name of Issuer

Malaysia Sovereign

Title of Security

Malaysia 8.75%  6/1/09

Date of Prospectus

5/26/99

Amount of Total Offering

$1 billion

Unit Price

99.2680

Underwriting Discount

0.55%

Rating

Baa3/BBB-

Maturity Date

6/1/09

Current Yield

8.81%

Yield to Maturity

8.862%

Subordination Features

N/A


Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

Sovereign

Total Par Value of Bonds Purchased

160,000

Dollar Amount of Purchases

158,828.80

Number of Shares Purchased

160,000

Years of Continuous Operation

Sovereign

% of offering Purchased by Fund

0.06%

% of offering Purchased by
Associated Funds

0.48%

% of Funds Total Assets Applied to Purchase

0.28%


Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

Salomon Smith Barney


Is Goldman, Sachs & Co. a Manager or
Co-Manager of Offering?

Yes


Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs
& Co. ?

No

Have the following conditions been satisfied?

a)The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?

Yes

b)The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day of preceding the day on which the rights offering terminated?

Yes

c)The underwriting was a firm commitment underwriting?

Yes


COMPARABLE SECURITIES

Name of Underwriters

Salomon Smith Barney International,
Chase Securities, Inc.
Deutsche Bank AG London

Name of Issuer

Petroleos Mexicanos.


Title of Security

PEMEX 9.50% 9/15/27

Date of Prospectus

5/5/99

Amount of Total Offering

$500 million

Unit Price

99.04

Underwriting Discount

0.75%

Rating

Ba2/BB

Maturity Date

9/15/27

Current Yield

9.59%

Yield to Maturity

9.602%

Subordination Features

N/A



Name of Underwriters

J.P. Morgan Securities

Name of Issuer

United Mexican States


Title of Security

MEX 10.375% 2/17/09

Date of Prospectus

2/5/99

Amount of Total Offering

$1.5 billion

Unit Price

97.54

Underwriting Discount

0.875%

Rating

Ba2/BB

Maturity Date

2/17/09

Current Yield

10.63%

Yield to Maturity

10.783%

Subordination Features

N/A


Name of Underwriters

Chase Securities, Inc.,
Goldman Sachs & Co.

Name of Issuer

Argentina Sovereign

Title of Security

ARGENT 11.75% 4/7/09

Date of Prospectus

3/29/99

Amount of Total Offering

$1.5 billion

Unit Price

97.636

Underwriting Discount

0.75%

Rating

Ba3/BB

Maturity Date

4/7/09

Current Yield

12.03%

Yield to Maturity

12.165%

Subordination Features

N/A